Filed Pursuant to Rule 424(b)(2)
Registration No. 333-228614
Pricing Supplement dated February 28, 2020 to the
Prospectus dated December 26, 2018,
Prospectus Supplement dated December 26, 2018 and Product Prospectus Supplement (Equity Securities Linked Notes and Exchange Traded Fund Linked Notes, Series A) dated December 26, 2018

The Bank of Nova Scotia
$1,175,000
Market Linked Securities – Auto-Callable with Fixed Percentage Buffered Downside, Principal at Risk Securities
Linked to the VanEck Vectors® Oil Services ETF Due March 6, 2023
The Market Linked Securities – Auto-Callable with Fixed Percentage Buffered Downside, Principal at Risk Securities, Linked to the VanEck Vectors® Oil Services ETF Due March 6, 2023 (the "Securities") offered hereunder are senior unsecured obligations of The Bank of Nova Scotia (the "Bank") and are subject to investment risks including possible loss of the Principal Amount invested due to the negative performance of the Reference Asset and the credit risk of the Bank. As used in this pricing supplement, the "Bank," "we," "us" or "our" refers to The Bank of Nova Scotia.
The Securities will not be listed on any securities exchange or automated quotation system.
The Securities do not bear interest. If the Fund Closing Price of the VanEck Vectors® Oil Services ETF (which we refer to as the “Reference Asset”) on any Call Date (including the Final Calculation Day) is greater than or equal to the Starting Price, we will automatically call the Securities for the Principal Amount plus the Call Premium applicable to that Call Date. If the Securities are not automatically called on any Call Date, the amount that you will be paid on your Securities at maturity will be based on the performance of the Reference Asset as measured from the Pricing Date to and including the Final Calculation Day. If the Securities are not automatically called and the Percentage Change of the Reference Asset is below -15.00% (the Ending Price is less than the Starting Price by more than 15.00%), you will lose a portion of your investment in the Securities and may lose up to 85.00% of your investment depending on the performance of the Reference Asset. Additionally, any positive return on the Securities will be limited to the applicable Call Premium, even if the Fund Closing Price of the Reference Asset on the applicable Call Date significantly exceeds the Starting Price. You will not participate in any appreciation of the Reference Asset beyond the applicable fixed Call Premium. In addition, any payment on your Securities is subject to the creditworthiness of The Bank of Nova Scotia.
The Call Dates and the Call Premium applicable to each Call Date are set forth in the table below:
Call Date	Call Premium
March 4, 2021	13.00% of the Principal Amount
March 4, 2022	26.00% of the Principal Amount
February 27, 2023 (which is also the Final Calculation Day)	39.00% of the Principal Amount

If the Securities are not automatically called on any Call Date (including the Final Calculation Day), to determine your payment at maturity, we will first calculate the percentage decrease in the Ending Price (determined on the Final Calculation Day, subject to adjustment) from the Starting Price (which is the Fund Closing Price of the Reference Asset on the Pricing Date), which we refer to as the Percentage Change. If the Securities are not automatically called, the percentage change will reflect a negative return based on the decrease in the price of the Reference Asset over the term of the Securities. If the Securities are not automatically called, at maturity, for each $1,000 Principal Amount of your Securities:
●	if the Ending Price is less than the Starting Price but not by more than 15.00% (the Percentage Change is negative but not below -15.00%), you will receive an amount in cash equal to $1,000; or
●
if the Ending Price is less than the Starting Price by more than 15.00% (the Percentage Change is negative and below -15.00%), you will receive less than $1,000 and have 1-to-1 downside exposure to the portion of such decrease in the Reference Asset that exceeds 15.00%. In this case, you will receive an amount in cash equal to the sum of: (1) $1,000 plus (2) the product of (i) $1,000 times (ii) the sum of the Percentage Change plus 15.00%.

You could lose up to 85.00% of your investment in the Securities. A percentage decrease of more than 15.00% between the Starting Price and the Ending Price will reduce the payment you will receive at maturity below the Principal Amount of your Securities.
The difference between the estimated value of your Securities and the Original Offering Price reflects costs that the Bank expects to incur and profits that the Bank expects to realize in connection with hedging activities related to the Securities. These costs and profits will likely reduce the secondary market price, if any, at which the Underwriters are willing to purchase the Securities. The Underwriters may, but are not obligated to, purchase any Securities. As a result, you may experience an immediate and substantial decline in the market value of your Securities on the Trade Date and you may lose a substantial portion of your initial investment. The Bank's profit in relation to the Securities will vary based on the difference between (i) the amounts received by the Bank in connection with the issuance and the reinvestment return received by the Bank in connection with such amounts and (ii) the costs incurred by the Bank in connection with the issuance of the Securities and the hedging transactions it effects. The Bank's affiliates or the Underwriters’ affiliates may also realize a profit from a hedging transaction with our affiliate and/or an affiliate of Wells Fargo Securities, LLC ("WFS") in connection with your Securities as described under “The Bank’s Estimated Value of the Securities”.
The return on your Securities will relate to the price return of the Reference Asset and will not include any dividends or other distributions paid on the Reference Asset. The Securities are derivative products based on the performance of the Reference Asset. The Securities do not constitute a direct investment in the Reference Asset or any of the shares, units or other securities represented by the Reference Asset. By acquiring Securities, you will not have any direct economic or other interest in, claim or entitlement to, or any legal or beneficial ownership of the Reference Asset or any such share, unit or security and will not have any rights as a shareholder, unitholder or other security holder of any of the issuer of the Reference Asset or any other such issuers including, without limitation, any voting rights or rights to receive dividends or other distributions.
Neither the United States Securities and Exchange Commission ("SEC"), nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or product prospectus supplement. Any representation to the contrary is a criminal offense.
The Securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.
Scotia Capital (USA) Inc., our affiliate, has agreed to purchase the Securities from us for distribution to other registered broker dealers including WFS. Scotia Capital (USA) Inc. or any of its affiliates or agents may use this pricing supplement in market-making transactions in Securities after their initial sale. If you are buying Securities from Scotia Capital (USA) Inc. or another of its affiliates or agents, this pricing supplement may be used in a market-making transaction. See "Supplemental Plan of Distribution (Conflicts of Interest)" in this pricing supplement and on page PS-31 of the accompanying product prospectus supplement.
	Per Security	Total
Price to public[1]	100.00%	$1,175,000.00
Underwriting commissions[2]	3.15%	$37,012.50
Proceeds to The Bank of Nova Scotia[3]	96.85%	$1,137,987.50
The Securities have complex features and investment in the Securities involves certain risks. You should refer to "Additional Risks" beginning on page P-17 in this pricing supplement and "Additional Risk Factors Specific to the Notes" beginning on page PS-5 of the accompanying product prospectus supplement and "Risk Factors" beginning on page S-2 of the accompanying prospectus supplement and on page 6 of the accompanying prospectus.
We will deliver the Securities in book-entry form through the facilities of The Depository Trust Company ("DTC") on the Original Issue Date against payment in immediately available funds.

Scotia Capital (USA) Inc.	Wells Fargo Securities, LLC

1 The estimated value of the Securities as determined by the Bank as of the pricing date is $935.30 (93.53%) per $1,000 Principal Amount of the Securities. See "The Bank's Estimated Value of the Securities" in this pricing supplement for additional information.
2 Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate Principal Amount of the Securities and as part of the distribution, has agreed to sell the Securities to WFS at a discount of $31.50 (3.15%) per $1,000 Principal Amount of the Securities. WFS will provide selected dealers, which may include Wells Fargo Advisors ("WFA", the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 (1.75%) per $1,000 Principal Amount of the Securities, and WFA will receive a distribution expense fee of $0.75 (0.075%) per $1,000 Principal Amount of the Securities for Securities sold by WFA. See "Supplemental Plan of Distribution (Conflicts of Interest)" in this pricing supplement.
3 Excludes any profits from hedging. For additional considerations relating to hedging activities see "Additional Risks—The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices" in this pricing supplement.

Summary

The information in this "Summary" section is qualified by the more detailed information set forth in this pricing supplement, and the accompanying prospectus, prospectus supplement, and product prospectus supplement. See "Additional Terms of the Securities" in this pricing supplement.
Issuer:	The Bank of Nova Scotia (the "Bank")

Issue:	Senior Note Program, Series A

CUSIP/ISIN:	064159SQ0 / US064159SQ05

Type of Securities:	Market Linked Securities – Auto-Callable with Fixed Percentage Buffered Downside, Principal at Risk Securities

Reference Asset:	VanEck Vectors® Oil Services ETF (Bloomberg Ticker: OIH)

Minimum Investment and Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

Principal Amount:	$1,000 per Security

Original Offering Price:	100.00% of the Principal Amount of each Security

Currency:	U.S. Dollars.

Pricing Date:	February 28, 2020

Trade Date:	February 28, 2020

Original Issue Date:
March 4, 2020

Delivery of the Securities will be made against payment therefor on the 3rd Business Day following the Trade Date (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in 2 Business Days (T+2), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities on the Trade Date will be required, by virtue of the fact that each Security initially will settle in 3 Business Days (T+3), to specify alternative settlement arrangements to prevent a failed settlement.

Maturity Date:
March 6, 2023 or, if such day is not a Business Day, the next succeeding Business Day. If the scheduled Final Calculation Day is not a Trading Day or if a market disruption event occurs or is continuing on the day that would otherwise be the Final Calculation Day so that the Final Calculation Day as postponed falls less than two Business Days prior to the scheduled Maturity Date, the Maturity Date will be postponed to the second Business Day following the Final Calculation Day as postponed.

Final Calculation Day:
February 27, 2023 or, if such day is not a Trading Day, the next succeeding Trading Day. The Final Calculation Day is also subject to postponement due to the occurrence of a market disruption event. See “—Postponement of a Calculation Day” below.

Trading Day:	A “Trading Day” with respect to the Reference Asset means a day, as determined by the Calculation Agent, on which the relevant exchange and each related futures or options exchange with respect to the Reference Asset or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

Principal at Risk:	You may lose a substantial portion of your initial investment at maturity if the Securities are not automatically called and there is a percentage decrease from the Starting Price to the Ending Price of more than 15.00%.

Automatic Call Feature:
If the Fund Closing Price of the Reference Asset on any Call Date (including the Final Calculation Day) is greater than or equal to the Starting Price, the Securities will be automatically called, and on the related Call Settlement Date you will be entitled to receive a cash payment per Security in U.S. dollars equal to the Principal Amount per Security plus the Call Premium applicable to the relevant Call Date. The last Call Date is the Final Calculation Day, and payment upon an automatic call on the Final Calculation Day, if applicable, will be made on the Maturity Date.

Any positive return on the Securities will be limited to the applicable Call Premium, even if the Fund Closing Price of the Reference Asset on the applicable Call Date significantly exceeds the Starting Price. You will not participate in any appreciation of the Reference Asset beyond the applicable fixed Call Premium.

If the Securities are automatically called, they will cease to be outstanding on the related Call Settlement Date and you will have no further rights under the Securities after such Call Settlement Date. You will not receive any notice from us if the Securities are automatically called.

Call Dates and Call Premiums:
Call Date	Call Premium	Payment per Security upon an Automatic Call
March 4, 2021	13.00% of the Principal Amount	$1,130.00
March 4, 2022	26.00% of the Principal Amount	$1,260.00
February 27, 2023*	39.00% of the Principal Amount	$1,390.00

* February 27, 2023 is also the Final Calculation Day.

The Call Dates are subject to postponement for non-Trading Days and the occurrence of a market disruption event. See “—Postponement of a Calculation Day” below.

Call Settlement Date:
Five business days after the applicable Call Date (as each such Call Date may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable); provided that the Call Settlement Date for the last Call Date is the Maturity Date.

Fees and Expenses:
Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate Principal Amount of the Securities and as part of the distribution, has agreed to sell the Securities to WFS at a discount of $31.50 (3.15%) per $1,000 Principal Amount of the Securities. WFS will provide selected dealers, which may include Wells Fargo Advisors (“WFA”), with a selling concession of $17.50 (1.75%) per $1,000 Principal Amount of the Securities, and WFA will receive a distribution expense fee of $0.75 (0.075%) per $1,000 Principal Amount of the Securities for Securities sold by WFA.

The price at which you purchase the Securities includes costs that the Bank, the Underwriters or their respective affiliates expect to incur and profits that the Bank, the Underwriters or their respective affiliates expect to realize in connection with hedging activities related to the Securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the Securities. As a result, you may experience an immediate and substantial decline in the market value of your Securities on the Pricing Date. See "Additional Risks—The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices" in this pricing supplement.

Redemption Amount at Maturity:
If the Securities are not automatically called on any Call Date (including the Final Calculation Day), the Redemption Amount at Maturity will be based on the performance of the Reference Asset and will be calculated as follows:

•      If the Ending Price is less than the Starting Price and greater than or equal to the Threshold Price, the Redemption Amount at Maturity will equal: $1,000; or

•      If the Ending Price is less than the Threshold Price, the Redemption Amount at Maturity will equal:
Principal Amount + [Principal Amount × (Percentage Change + Threshold Percentage)]

In this case you will have 1-to-1 downside exposure to the portion of such decrease in the Reference Asset that exceeds 15.00%. Accordingly, you could lose up to 85.00% of your initial investment.

Starting Price:	$8.98

Ending Price:	The Fund Closing Price of the Reference Asset on the Final Calculation Day.

Fund Closing Price:
The Fund Closing Price with respect to the Reference Asset on any Trading Day means the product of (i) the closing price of one share of the Reference Asset (or one unit of any other security for which a Fund Closing Price must be determined) on such Trading Day and (ii) the Adjustment Factor applicable to the Reference Asset on such Trading Day.

Closing Price:
The Closing Price for one share of the Reference Asset (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Exchange Act on which the Reference Asset (or any such other security) is listed or admitted to trading. In certain special circumstances, the Closing Price will be determined by the Calculation Agent. See “—Market Disruption Events” and “—Postponement of a Calculation Day” below.

Adjustment Factor:
The Adjustment Factor means, with respect to a share of the Reference Asset (or one unit of any other security for which a Fund Closing Price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of the Reference Asset. See “—Anti-dilution Adjustments Relating to the Reference Asset” below.

Percentage Change:
The Percentage Change, expressed as a percentage, with respect to the Redemption Amount at Maturity, is calculated as follows:

Ending Price – Starting Price
Starting Price

For the avoidance of doubt, because the Percentage Change will be calculated only if the Fund Closing Price of the Reference Asset is less than the Starting Price on each Call Date, including the Final Calculation Day, the Percentage Change will be a negative value.

Threshold Price:	$7.633, which is equal to the Starting Price multiplied by the difference of 100.00% minus the Threshold Percentage.

Threshold Percentage:	15.00%

Market Disruption Event:
For purposes of the Securities, the definition of “market disruption event” set forth in the product prospectus supplement is superseded. For purposes of the Securities, a “market disruption event” means any of the following events as determined by the Calculation Agent in its sole discretion:

(A)               The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant exchange or otherwise relating to the shares (or other applicable securities) of the Reference Asset or any successor fund on the relevant exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant exchange or otherwise.
(B)   The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of the Reference Asset or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.
(C)   The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of the Reference Asset or any successor fund on the relevant exchange at any time during the one-hour period that ends at the close of trading on that day.
(D)   The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of the Reference Asset or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.
(E)     The closure of the relevant exchange or any related futures or options exchange with respect to the Reference Asset or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.
(F)   The relevant exchange or any related futures or options exchange with respect to the Reference Asset or any successor fund fails to open for trading during its regular trading session.
For purposes of determining whether a market disruption event has occurred:

(1)   “close of trading” means the scheduled closing time of the relevant exchange with respect to the Reference Asset or any successor fund; and

(2)   the “scheduled closing time” of the relevant exchange or any related futures or options exchange on any trading day for the Reference Asset or any successor fund means the scheduled weekday closing time of such relevant exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

Anti-dilution Adjustments Relating to the Reference Asset:
The Calculation Agent will adjust the adjustment factor as specified below if any of the events specified below occurs with respect to the Reference Asset and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day.

The adjustments specified below do not cover all events that could affect the Reference Asset, and there may be other events that could affect the Reference Asset for which the Calculation Agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the Calculation Agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, the Reference Asset, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the Calculation Agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the Calculation Agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the Calculation Agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the Calculation Agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the Reference Asset.

For any event described below, the Calculation Agent will not be required to adjust the adjustment factor unless the adjustment would result in a change to the adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)       Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of securities which a holder of one share (or other applicable security) of the Reference Asset before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)       Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which the securities are linked has been made by the Reference Asset ratably to all holders of record of such shares (or other applicable security), then the adjustment factor will be adjusted on the ex-dividend date to equal the prior adjustment factor plus the product of the prior adjustment factor and the number of shares (or other applicable security) of the Reference Asset which a holder of one share (or other applicable security) of the Reference Asset before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of the Reference Asset paid or distributed is based on a fixed cash equivalent value.

(C)       Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred, then the adjustment factor will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor and a fraction, the numerator of which is the closing price per share (or other applicable security) of the Reference Asset on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of the Reference Asset on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)     “extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the Calculation Agent determines, in its sole discretion, is extraordinary or special; and

(2)     “extraordinary dividend amount” with respect to an extraordinary dividend for the securities of the Reference Asset will equal the amount per share (or other applicable security) of the Reference Asset of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the Calculation Agent in its sole discretion.

A distribution on the securities of the Reference Asset described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

    (D)       Other Distributions

If the Reference Asset declares or makes a distribution to all holders of the shares (or other applicable security) of the Reference Asset of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the Calculation Agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the Calculation Agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

 (E)       Reorganization Events

If the Reference Asset, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the Reference Asset is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the Calculation Agent shall, in its sole discretion, make an adjustment to the adjustment factor or the method of determining the payment at maturity, whether the securities are automatically called on any of the call dates or any other terms of the securities as the Calculation Agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent may deem such event a liquidation event (as defined below).

Liquidation Events:
If the Reference Asset is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the Calculation Agent determines, in its sole discretion, to be comparable to the Reference Asset, then, upon the Calculation Agent’s notification of that determination to the trustee and Wells Fargo, any subsequent Fund Closing Price for the Reference Asset will be determined by reference to the Fund Closing Price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the Calculation Agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If the Reference Asset undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any Fund Closing Price of the Reference Asset is to be determined and the Calculation Agent determines that no successor fund is available at such time, then the Calculation Agent will, in its discretion, calculate the Fund Closing Price for the Reference Asset on such date by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Reference Asset, provided that if the Calculation Agent determines in its discretion that it is not practicable to replicate the Reference Asset (including but not limited to the instance in which the underlying index sponsor discontinues publication of the underlying index), then the Calculation Agent will calculate the Fund Closing Price for the Reference Asset in accordance with the formula last used to calculate such Fund Closing Price before such liquidation event, but using only those securities that were held by the Reference Asset immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the Calculation Agent calculates the Fund Closing Price as a substitute for the Reference Asset, such successor fund or Fund Closing Price will be used as a substitute for the Reference Asset for all purposes, including for purposes of determining whether a market disruption event exists. Notwithstanding these alternative arrangements, a liquidation event with respect to the Reference Asset may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the Calculation Agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation:
If at any time the method of calculating the Reference Asset or a successor fund, or the underlying index, is changed in a material respect, or if the Reference Asset or a successor fund is in any other way modified so that the Reference Asset does not, in the opinion of the Calculation Agent, fairly represent the price of the securities of the Reference Asset or such successor fund had such changes or modifications not been made, then the Calculation Agent may, at the close of business in New York City on the date that any Fund Closing Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a closing price of the Reference Asset comparable to the Reference Asset or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the Fund Closing Price and the payment at maturity and determine whether the securities are automatically called on any call date with reference to such adjusted closing price of the Reference Asset or such successor fund, as applicable.

Relevant Exchange:
The “relevant exchange” for the Reference Asset means the primary exchange or quotation system on which shares (or other applicable securities) of the Reference Asset are traded, as determined by the Calculation Agent.

Related Futures or Options Exchange:
The “related futures or options exchange” for the Reference Asset means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Reference Asset.

Postponement of a Calculation Day:
The Call Dates (including the Final Calculation Day) are each referred to as a “calculation day” for purposes of postponement. If any calculation day is not a Trading Day, such calculation day will be postponed to the next succeeding Trading Day.

If a market disruption event occurs or is continuing on any calculation day, then such calculation day will be postponed to the first succeeding Trading Day on which a market disruption event has not occurred and is not continuing. If a market disruption event occurs or is continuing on each Trading Day to and including the eighth Trading Day following the originally scheduled calculation day, then that eighth Trading Day will be deemed to be the applicable calculation day. If a calculation day has been postponed eight Trading Days after the originally scheduled calculation day, then the Calculation Agent will determine the closing price of the Fund on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of the Fund as of the close of trading on such eighth trading day.

Notwithstanding anything to the contrary in the accompanying product prospectus supplement, the Call Dates (including the Final Calculation Day) (each referred to in this section as a “calculation day”) will be postponed as set forth herein.

Form of Securities:	Book-entry

Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank

Underwriters:	Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC.

Status:
The Securities will constitute direct, senior, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, senior, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime.

Tax Redemption:
The Bank (or its successor) may redeem the Securities, in whole but not in part, at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the Securities. See "Tax Redemption" in the accompanying product prospectus supplement.

Listing:	The Securities will not be listed on any securities exchange or automated quotation system.

Use of Proceeds:	General corporate purposes

Clearance and Settlement:	The Depository Trust Company

Business Day:	New York and Toronto

Canadian Bail-in:	The Securities are not bail-inable debt securities under the CDIC Act.
Investing in the Securities involves significant risks. You may lose up to 85.00% of your principal amount. The downside market exposure to the Reference Asset is buffered only at maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Bank. If the Bank were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

ADDITIONAL TERMS OF THE SECURITIES

You should read this pricing supplement together with the accompanying prospectus dated December 26, 2018, as supplemented by the accompanying prospectus supplement dated December 26, 2018 and the product prospectus supplement (Equity Securities Linked Notes and Exchange Traded Fund Linked Notes, Series A) dated December 26, 2018, relating to our Senior Note Program, Series A, of which these Securities are a part. Certain terms used but not defined in this pricing supplement will have the meanings given to them in the accompanying product prospectus supplement. In the event of any conflict, this pricing supplement will control. The Securities may vary from the terms described in the accompanying prospectus, prospectus supplement, and product prospectus supplement in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.
This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Additional Risk Factors Specific to the Notes" in the accompanying product prospectus supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website at http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000009631):
Prospectus dated December 26, 2018:
http://www.sec.gov/Archives/edgar/data/9631/000119312518357537/d677731d424b3.htm
Prospectus Supplement dated December 26, 2018:
http://www.sec.gov/Archives/edgar/data/9631/000091412118002473/bn50676984-424b3.htm
Product Prospectus Supplement (Equity Securities Linked Notes and Exchange Traded Fund Linked Notes, Series A), dated December 26, 2018:
http://www.sec.gov/Archives/edgar/data/9631/000091412118002481/bn50678220-424b2.htm
The Bank of Nova Scotia has filed a registration statement (including a prospectus, a prospectus supplement, and a product prospectus supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read those documents and the other documents relating to this offering that we have filed with the SEC for more complete information about us and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, The Bank of Nova Scotia, any agent or any dealer participating in this offering will arrange to send you the accompanying prospectus, the prospectus supplement and the product prospectus supplement if you so request.

INVESTOR SUITABILITY

The Securities may be suitable for you if:
•	You fully understand and accept the risks inherent in an investment in the Securities, including the risk of losing most of your initial investment.
•	You can tolerate a loss of up to 85.00% of your initial investment.
•	You believe that the Fund Closing Price of the Reference Asset will be greater than or equal to the Starting Price on one of the three Call Dates.
•
You seek the potential for a fixed return if the Reference Asset has appreciated at all as of any of the three Call Dates in lieu of full participation in any potential appreciation of the Reference Asset.

•
You understand that if the Fund Closing Price of the Reference Asset is less than the Starting Price on each of the three Call Dates (including the Final Calculation Day), you will not receive any positive return on your investment in the Securities, and that if the Fund Closing Price of the Reference Asset on the Final Calculation Day (i.e., the Ending Price) is less than the Starting Price by more than 15.00%, you will receive less, and possibly 85.00% less, than the Principal Amount at maturity.

•	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the price of the Reference Asset.
•	You do not seek current income from your investment and are willing to forgo dividends paid on the shares of the Reference Asset.
•
You understand that the term of the Securities may be as short as approximately 12 months and that you will not receive a higher Call Premium payable with respect to a later Call Date if the Securities are called on an earlier Call Date.

•	You are willing to hold the Securities to maturity, a term of approximately 36 months, and accept that there may be little or no secondary market for the Securities.
•	You are willing to accept the risk of exposure to companies involved in the oil services sector.
•
You are willing to assume the credit risk of the Bank for all payments under the Securities, and understand that if the Bank defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.

The Securities may not be suitable for you if:
•	You do not fully understand or are unwilling to accept the risks inherent in an investment in the Securities, including the risk of losing most of your initial investment.
•	You seek a security with a fixed term.
•	You require an investment designed to guarantee a full return of principal at maturity.
•	You cannot tolerate a loss of up to 85.00% of your initial investment.
•
You are unwilling to accept the risk that, if the Fund Closing Price of the Reference Asset is less than the Starting Price on each of the three Call Dates (including the Final Calculation Day), you will not receive any positive return on your investment in the Securities.

•	You are unwilling to purchase Securities with an estimated value as of the Pricing Date that is lower than the Principal Amount.
•	You seek exposure to the upside performance of the Reference Asset beyond the applicable Call Premiums.
•	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the price of the Reference Asset.
•	You seek current income from your investment or prefer to receive dividends paid on the shares of the Reference Asset.
•	You are not willing to accept the risk of exposure to companies involved in the oil services sector.

•	You are unwilling to hold the Securities to maturity, a term of approximately 36 months, or you seek an investment for which there will be an active secondary market.
•	You are not willing to assume the credit risk of the Bank for all payments under the Securities.
•	You prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.
The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Additional Risks” of this pricing supplement and the “Additional Risk Factors Specific to the Notes” of the accompanying product prospectus supplement for risks related to an investment in the Securities.

HYPOTHETICAL PAYOUT PROFILE

The following graph illustrates the potential payment on the Securities for a range of hypothetical percentage changes in the Fund Closing Price of the Reference Asset from the Pricing Date to the applicable Call Date (including the Final Calculation Day). The profile is based on the Call Premium of 13.00 % for the first Call Date, 26.00% for the second Call Date and 39.00% for the final Call Date and the Threshold Price, which is equal to 85.00% of the Starting Price. This profile has been prepared for purposes of illustration only. Your actual return will depend on (i) whether the Securities are automatically called; (ii) if the Securities are automatically called, the actual Call Date on which the Securities are called; (iii) if the Securities are not automatically called, the actual Ending Price of the Reference Asset; and (iv) whether you hold your Securities to maturity or earlier automatic call.

HYPOTHETICAL RETURNS

Hypothetical Returns if the Securities are Called
If the Securities are automatically called:
Assuming that the Securities are automatically called, the following table illustrates, for each hypothetical Call Date on which the Securities are automatically called:
•	the payment per Security on the related Call Settlement Date; and
•	the pre-tax total rate of return.

Hypothetical Call Date on which Securities are automatically called	Payment per Security on related Call Settlement Date	Pre-tax total rate of return
1st Call Date	$1,130.00	13.00%
2nd Call Date	$1,260.00	26.00%
3rd Call Date	$1,390.00	39.00%
If the Securities are not automatically called:
Assuming that the Securities are not automatically called, the following table illustrates, for a range of hypothetical Ending Prices of the Reference Asset:
•	the hypothetical percentage change from the hypothetical Starting Price to the hypothetical Ending Price, assuming a hypothetical Starting Price of $100.00;
•	the hypothetical Redemption Amount at Maturity per Security; and
•	the hypothetical pre-tax total rate of return.
Hypothetical Ending Price	Hypothetical percentage change from the hypothetical Starting Price to the hypothetical Ending Price	Hypothetical Redemption Amount at Maturity per Security	Hypothetical pre-tax total rate of return
$95.00	-5.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$85.00	-15.00%	$1,000.00	0.00%
$75.00	-25.00%	$900.00	-10.00%
$50.00	-50.00%	$650.00	-35.00%
$25.00	-75.00%	$400.00	-60.00%
$0.00	-100.00%	$150.00	-85.00%
The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you will receive upon an automatic call or at maturity and the resulting pre-tax rate of return will depend on (i) whether the Securities are automatically called; (ii) if the Securities are automatically called, the actual Call Date on which the Securities are called; (iii) if the Securities are not automatically called, the actual Ending Price of the Reference Asset; and (iv) whether you hold your Securities to maturity or earlier automatic call.

HYPOTHETICAL PAYMENTS AT MATURITY ON THE SECURITIES

If the Fund Closing Price of the Reference Asset is less than the Starting Price on each of the first two Call Dates, the Securities will not be automatically called prior to the Final Calculation Day, and you will receive a Redemption Amount at Maturity that will be greater than, equal to or less than the Principal Amount per Security, depending on the Ending Price (i.e., the Fund Closing Price of the Reference Asset on the Final Calculation Day). The examples set out below are included for illustration purposes only and are used to illustrate the calculation of the Redemption Amount at Maturity (rounded to two decimal places). These examples are not estimates or forecasts of the Starting Price, the Ending Price or the Fund Closing Price of the Reference Asset on any Call Date, on the Final Calculation Day or on any Trading Day prior to the Maturity Date. All examples assume that a holder purchased Securities with a Principal Amount of $1,000.00, a Threshold Percentage of 15.00% (the Threshold Price is 85.00% of the Starting Price), the Call Premium applicable to the Final Calculation Day of 39.00%, the Securities have not been automatically called on either of the first two Call Dates and that no market disruption event occurs on the Final Calculation Day. Amounts below may have been rounded for ease of analysis.
Example 1. Ending Price is greater than the Starting Price, the Securities are automatically called on the Final Calculation Day and the Redemption Amount at Maturity is equal to the Principal Amount plus the applicable Call Premium:
Hypothetical Starting Price: $100.00
Hypothetical Ending Price: $150.00
Because the hypothetical Ending Price is greater than the hypothetical Starting Price, the Securities are automatically called on the Final Calculation Day and you will receive the Principal Amount of your Securities plus the Call Premium of 39.00% of the Principal Amount per Security. Even though the Reference Asset appreciated by 50.00% from its Starting Price to its Ending Price in this example, your return is limited to the Call Premium of 39.00% that is applicable to the Final Calculation Day.
On the Maturity Date, you would receive $1,390.00 per Security.
Example 2. Ending Price is less than the Starting Price but equal to or greater than the Threshold Price and the Redemption Amount at Maturity is equal to the Principal Amount:
Hypothetical Starting Price: $100.00
Hypothetical Ending Price: $90.00
Hypothetical Threshold Price: $85.00, which is 85.00% of the hypothetical Starting Price
Because the hypothetical Ending Price is less than the hypothetical Starting Price, but not by more than 15.00%, you would not lose any of the Principal Amount of your Securities.
On the Maturity Date, you would receive $1,000.00 per Security.
Example 3. Ending Price is less than the Threshold Price and the Redemption Amount at Maturity is less than the Principal Amount:
Hypothetical Starting Price: $100.00
Hypothetical Ending Price: $50.00
Hypothetical Threshold Price: $85.00, which is 85.00% of the hypothetical Starting Price
Because the hypothetical Ending Price is less than the hypothetical Starting Price by more than 15.00%, you would lose a portion of the Principal Amount of your Securities and receive a Redemption Amount at Maturity equal to:
$1,000 + [$1,000 × (-50.00% + 15.00%)] = $650.00
On the Maturity Date, you would receive $650.00 per Security, resulting in a loss of 35.00%.
Because the actual Starting Price and Threshold Price differ, and the Ending Price will differ, from the values assumed above, the results indicated above would be different; the actual Starting Price and Threshold Price are specified herein.

Accordingly, if the Securities are not automatically called on any Call Date and the Percentage Change is negative by more than -15.00%, meaning the percentage decline from the Starting Price to the Ending Price is greater than 15.00%, the Bank will pay you less than the full Principal Amount, resulting in a loss on your investment that is equal to the Percentage Change in excess of the Threshold Percentage. You may lose up to 85.00% of your initial investment.
Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Bank. If the Bank were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

ADDITIONAL RISKS

An investment in the Securities involves significant risks. In addition to the following risks included in this pricing supplement, we urge you to read "Additional Risk Factors Specific to the Notes" in the accompanying product prospectus supplement and "Risk Factors" in the accompanying prospectus supplement and the accompanying prospectus.
You should understand the risks of investing in the Securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Securities in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying prospectus, prospectus supplement and product prospectus supplement.
The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices
Assuming no change in market conditions or any other relevant factors, the price, if any, at which Scotia Capital (USA) Inc. or any other party is willing to purchase the Securities at any time in secondary market transactions will likely be significantly lower than the Original Offering Price, since secondary market prices are likely to exclude discounts and underwriting commissions paid with respect to the Securities and the cost of hedging our obligations under the Securities that are included in the Original Offering Price. The cost of hedging includes the projected profit that we or our hedge provider may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your Securities. In addition, any secondary market prices may differ from values determined by pricing models used by Scotia Capital (USA) Inc. or WFS as a result of dealer discounts, mark-ups or other transaction costs.
WFS has advised us that if it or any of its affiliates makes a secondary market in the Securities at any time up to the Original Issue Date or during the 3-month period following the Original Issue Date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the Securities that are included in the Original Offering Price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it or any of its affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the Securities through an account at WFS or any of its affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the Securities on your brokerage account statement.
Risk of Loss at Maturity
Any payment on the Securities at maturity depends on the Percentage Change of the Reference Asset. If the Securities are not automatically called, the Bank will only repay you the full Principal Amount of your Securities if the Percentage Change does not reflect a decrease in the Reference Asset of more than 15.00%. If the Percentage Change is negative by more than 15.00%, meaning the Ending Price is less than the Threshold Price, you will lose a significant portion of your initial investment in an amount equal to the Percentage Change in excess of the Threshold Percentage. Accordingly, if the Securities are not automatically called, you may lose up to 85.00% of your investment in the Securities if the percentage decline from the Starting Price to the Ending Price is greater than 15.00%.
The Downside Market Exposure to the Reference Asset is Buffered Only at Maturity
You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the price of the Reference Asset at such time is greater than or equal to the Threshold Price.

The Potential Return On The Securities Is Limited To The Call Premium
The potential return on the Securities is limited to the applicable Call Premium, regardless of the performance of the Reference Asset. The Reference Asset may appreciate by significantly more than the percentage represented by the applicable Call Premium from the Pricing Date through the applicable Call Date, in which case an investment in the Securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the Reference Asset. In addition, you will not receive the value of dividends or other distributions paid with respect to the Reference Asset. Furthermore, if the Securities are called on an earlier Call Date, you will receive a lower Call Premium than if the Securities were called on a later Call Date, and accordingly, if the Securities are called on one of the two earlier Call Dates, you will not receive the highest potential Call Premium.
You Will Be Subject To Reinvestment Risk
If your Securities are automatically called prior to the Calculation Date, the term of the Securities may be reduced to as short as approximately 12 months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return for a similar level of risk in the event the Securities are automatically called prior to maturity.
The Bank's Estimated Value of the Securities Is Lower Than the Original Offering Price of the Securities
The Bank's estimated value is only an estimate using several factors. The Original Offering Price of the Securities exceeds the Bank's estimated value because costs associated with selling and structuring the Securities, as well as hedging the Securities, are included in the Original Offering Price of the Securities. These costs include the selling commissions and the estimated cost of using a third party hedge provider to hedge our obligations under the Securities. See "The Bank's Estimated Value of the Securities" in this pricing supplement.
The Bank's Estimated Value Does Not Represent Future Values of the Securities and may Differ from Others' Estimates
The Bank's estimated value of the Securities was determined by reference to the Bank's internal pricing models when the terms of the Securities were set. This estimated value is based on market conditions and other relevant factors existing at that time and the Bank's assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors as well as an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your Securities. Different pricing models and assumptions could provide valuations for Securities that are greater than or less than the Bank's estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which the Bank would be willing to buy Securities from you in secondary market transactions. See "The Bank's Estimated Value of the Securities" in this pricing supplement.
The Bank's Estimated Value is not Determined by Reference to Credit Spreads for our Conventional Fixed-Rate Debt
The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the Securities to be more favorable to you. Consequently, our use of an internal funding rate has an adverse effect on the terms of the Securities and any secondary market prices of the Securities. See "The Bank's Estimated Value of the Securities" in this pricing supplement.
The Securities Differ from Conventional Debt Instruments
The Securities are not conventional notes or debt instruments. The Securities do not provide you with interest payments prior to maturity as a conventional fixed-rate or floating-rate debt security with the same maturity would. The return that you will receive on the Securities, which could be negative, may be less than the return you could earn on other investments. If the Securities are not automatically called, your return on the securities will be zero or negative, and therefore will be less than the return you would earn if you bought a conventional senior interest bearing debt security of the Bank.

No Interest.
The Securities do not bear interest and, accordingly, you will not receive any interest payments on the Securities.
Your Investment is Subject to the Credit Risk of The Bank of Nova Scotia
The Securities are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, prospectus supplement and product prospectus supplement, the Securities will rank on a parity with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the Securities, including the Redemption Amount at Maturity, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the Securities and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the Securities. If you sell the Securities prior to maturity, you may receive substantially less than the Principal Amount of your Securities.
The Securities are Subject to Market Risk
The return on the Securities is directly linked to the performance of the Reference Asset and indirectly linked to the value of the stocks (the “Reference Asset Constituent Stocks”) and other assets comprising the Reference Asset (collectively, the “Reference Asset Constituents”). The return on the Securities will depend on whether the Fund Closing Price of the Reference Asset on any Call Date is greater than or equal to the Starting Price which will result in an automatic call of the Securities and a return equal to the applicable Call Premium, and if not automatically called, the extent to which the Percentage Change is negative. The price of the Reference Asset can rise or fall sharply due to factors specific to the Reference Asset Constituents, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions.
The Value of the Reference Asset is Not Necessarily Representative of the Oil Industry
The value of the Reference Asset is not necessarily representative of the oil industry. For instance, the Reference Asset does not generally hold the securities of companies involved exclusively in the oil exploration industry and may not consist of securities issued only by companies involved in the oil service industry. In addition, the market price of the Reference Asset may not necessarily follow the price movements of the entire oil service industry generally. As a result of industry developments, reorganizations, or market fluctuations affecting the issuers of the Reference Asset Constituent Stocks, the Reference Asset may not necessarily be a diversified investment in the oil services sector. In addition, reconstitution events, distributions of securities by an issuer or other events, which may result in distributions of securities from, or the inclusion of additional securities in, the Reference Asset may also reduce diversification.
The Securities are Subject to Risks Associated with Investments in the Oil Services Sector
The Reference Asset seeks to track the performance of the MVIS® US Listed Oil Services 25 Index (the “Target Index”), which is comprised of the stocks of companies involved in oil services to the upstream oil sector, which include oil equipment, oil services, or oil drilling. There are risks associated with investments in the gas and oil service industry. The profitability of companies in the oil services sector is related to worldwide energy prices, including all sources of energy, and exploration and production spending. The price of energy, the earnings of companies in the oil services sector, and the value of such companies’ securities can be extremely volatile. Oil prices have declined significantly and experienced significant volatility for an extended period of time, up to and including the present. This has adversely impacted companies operating in the oil services sector and, accordingly, the performance of the Reference Asset.

Companies in the oil services industry are also subject to risks of changes in exchange rates and the price of oil and gas, government regulation, the imposition of import controls, world events, negative perception, depletion of resources and general economic conditions, development of alternative energy sources, energy conservation efforts, technological developments and labor relations, as well as market, economic, social and political risks of the countries where oil services companies are located or do business. Oil services companies operate in a highly competitive and cyclical industry, with intense price competition. The oil services industry is exposed to significant and numerous operating hazards. Oil and gas exploration and production can be significantly affected by natural disasters and adverse weather conditions in the regions in which they operate. The revenues of oil services companies may be negatively affected by contract termination and renegotiation. Oil services companies are subject to, and may be adversely affected by, extensive federal, state, local and foreign laws, rules and regulations. Oil exploration and production companies may also be adversely affected by environmental damage claims. The international operations of oil services companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Some of the Reference Asset Constituents are engaged in other lines of business unrelated to oil services, and they may experience problems with these lines of business which could adversely affect their operating results. The operating results of these companies may fluctuate as a result of these additional risks and events in the other lines of business. In addition, a company’s ability to engage in new activities may expose it to business risks with which it has less experience than it has with the business risks associated with its traditional businesses. Despite a company’s possible success in traditional oil services activities, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company’s business or financial condition. Certain companies in which the Reference Asset may invest are non-U.S. issuers whose securities are listed on U.S. exchanges. These Securities involve risks beyond those associated with investments in U.S. securities, including greater market volatility, higher transactional costs, taxation by foreign governments, political instability and the possibility that foreign governmental restrictions may be adopted which might adversely affect such securities.

The Price of the Reference Asset May be Affected by the Performance of a Small Number of Companies
As of December 31, 2019 (as described below under “Information Regarding the Reference Asset”), approximately 29.1% of the Reference Asset’s portfolio consisted of the stocks of only two companies and approximately 44.56% consisted of the stocks of only five companies. The performance of the Reference Asset’s portfolio will be more significantly affected by the performance of these companies than would a more diversified pool of assets. Negative developments with respect to a small number of companies that account for a significant portion of the Reference Asset’s portfolio may have a significant adverse effect on the value of the Reference Asset and, accordingly, on the value of your Securities.
The Bank Cannot Control Actions by the Investment Advisor of the Reference Asset that May Adjust the Reference Asset in a Way that Could Adversely Affect the Payments on the Securities and Their Market Value, and the Investment Advisor Has No Obligation to Consider Your Interests
The investment advisor of the Reference Asset (as specified herein under “Information Regarding the Reference Asset”, the “Investment Advisor”), may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the Investment Advisor concerning the calculation of the net asset value (“NAV”) of the Reference Asset, additions, deletions or substitutions of securities in the Target Index for the Reference Asset and the manner in which changes affecting the Target Index are reflected in the Reference Asset that could affect the market price of the shares of the Reference Asset, and therefore, the amount payable on your Securities. The amount payable on your Securities and their market value could also be affected if the Investment Advisor changes these policies, for example, by changing the manner in which it calculates the NAV of the Reference Asset, or if the Investment Advisor discontinues or suspends calculation or publication of the NAV of the Reference Asset. If events such as these occur, the Calculation Agent may be required to make discretionary judgments that affect the return you receive on the Securities. For example, as described herein, if the Reference Asset undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the Fund Closing Price of the Reference Asset on the applicable calculation day; and determining whether to adjust the Fund Closing Price of the Reference Asset on a calculation day in the event of certain changes in or modifications to the Fund or the Target Index.
There Are Risks Associated with a Reference Asset that is an Exchange-Traded Fund
Although the Reference Asset's shares are listed for trading on NYSE Arca, Inc. (the “NYSE Arca”) and a number of similar products have been traded on the NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Reference Asset or that there will be liquidity in the trading market. In addition:
Management Risk:
The Reference Asset is subject to management risk, which is the risk that the Investment Advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the Investment Advisor may elect to invest certain of the Reference Asset's assets in shares of equity securities that are not included in the Target Index. The Reference Asset is also not actively managed and may be affected by a general decline in market segments relating to the Target Index. The Investment Advisor invests in securities included in, or representative of, the Target Index regardless of their investment merits.  The Investment Advisor does not attempt to take defensive positions in declining markets. Accordingly, the performance of the Reference Asset could be lower than other types of funds that may actively shift portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.
Custody and Liquidity Risk
In addition, the Reference Asset is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems. Difficulty in executing and settling trades in securities held by the Reference Asset may make it difficult to accurately calculate the NAV per share of the Reference Asset and the liquidity of the Reference Asset may be adversely affected. Market participants may face difficulty in creating and redeeming shares of the Reference Asset, which may have an adverse effect on the price per share of the Reference Asset and the value of the Securities.
Tracking and Underperformance Risk
The Reference Asset uses a passive indexing strategy (more fully described under “Information Regarding the Reference Asset”) to attempt to track the performance of the Target Index. The Reference Asset may not hold all or substantially all of the equity securities included in the Target Index and may hold securities or assets not included in the Target Index. Therefore, while the performance of the Reference Asset is generally linked to the performance of the Target Index, the performance of the Reference Asset is also linked in part to shares of equity securities not included in the Target Index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with the Investment Advisor.
In addition, the performance of the Reference Asset will reflect additional transaction costs and fees that are not included in the calculation of the Target Index. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between the Reference Asset and the Target Index.
Because foreign exchanges may be open on days when the Reference Asset is not traded, the value of the Reference Asset Constituent Stocks may change on days when shareholders will not be able to purchase or sell shares of the Reference Asset.
For all of the foregoing reasons, the performance of the Reference Asset may not correlate with the performance of the Target Index. Consequently, the return on the Securities will not be the same as investing directly in the Reference Asset or in the Target Index or in the Reference Asset Constituents, and will not be the same as investing in a debt security with payments linked to the performance of the Target Index. This variation in performance is called “tracking error” and, at times, the tracking error may be significant.
The Value of the Reference Asset May Fluctuate Relative to its NAV
The NAV of the Reference Asset may fluctuate with changes in the market value of the Reference Asset Constituents. The market prices of the Reference Asset may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the Reference Asset may differ from its NAV per share; the Reference Asset may trade at, above or below its NAV per share.
If the Prices of the Reference Asset or the Reference Asset Constituent Stocks Change, the Market Value of Your Securities May Not Change in the Same Manner
Your Securities may trade quite differently from the performance of the Reference Asset or the Reference Asset Constituent Stocks. Changes in the prices of the Reference Asset or the Reference Asset Constituent Stocks may not result in a comparable change in the market value of your Securities. We discuss some of the reasons for this disparity under "—The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased" below.
Holding the Securities is Not the Same as Holding the Reference Asset or the Reference Asset Constituent Stocks

Holding the Securities is not the same as holding the Reference Asset or the Reference Asset Constituent Stocks. As a holder of the Securities, you will not be entitled to the voting rights or rights to receive dividends or other distributions or other rights that holders of the Reference Asset or the Reference Asset Constituent Stocks would enjoy.
No Assurance that the Investment View Implicit in the Securities Will Be Successful
It is impossible to predict with certainty whether and the extent to which the price of the Reference Asset will rise or fall. There can be no assurance that the price of the Reference Asset will rise above the Starting Price as of any Call Date or that the percentage decline from the Starting Price to the Ending Price will not be greater than the Threshold Percentage. The Fund Closing Prices of the Reference Asset and the Ending Price may be influenced by complex and interrelated political, economic, financial and other factors that affect the Reference Asset and the Reference Asset Constituent Stocks. You should be willing to accept the risks of the price performance of equity securities in general and the Reference Asset in particular, and the risk of losing some or most of your initial investment.
Furthermore, we cannot give you any assurance that the future performance of the Reference Asset will result in your receiving an amount greater than or equal to the Principal Amount of your Securities. Certain periods of historical performance of the Reference Asset or the Reference Asset Constituent Stocks would have resulted in you receiving less than the Principal Amount of your Securities if you had owned Securities with terms similar to these Securities in the past. See "Information Regarding The Reference Asset" in this pricing supplement for further information regarding the historical performance of the Reference Asset.
Past Performance is Not Indicative of Future Performance
The actual performance of the Reference Asset over the life of the Securities, as well as the amount payable at maturity, may bear little relation to the historical performance of the Reference Asset or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Reference Asset.
We May Sell an Additional Aggregate Principal Amount of the Securities at a Different Issue Price
We may decide to sell an additional aggregate Principal Amount of the Securities subsequent to the date of this pricing supplement. The issue price of the Securities in the subsequent sale may differ substantially (higher or lower) from the Original Offering Price as provided on the cover of this pricing supplement.
Changes Affecting the Reference Asset Could Have an Adverse Effect on the Value of, and the Amount Payable on, the Securities
The policies of the Investment Advisor concerning additions, deletions and substitutions of the Reference Asset Constituent Stocks and the manner in which the Investment Advisor takes account of certain changes affecting those Reference Asset Constituent Stocks or the Target Index may adversely affect the price of the Reference Asset. The policies of the Investment Advisor with respect to the composition or calculation of the Reference Asset could also adversely affect the price of the Reference Asset. The Investment Advisor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could have a material adverse effect on the value of, and the amount payable on, the Securities.
The Bank Cannot Control Actions by the Investment Advisor and the Investment Advisor Has No Obligation to Consider Your Interests
The Bank and its affiliates are not affiliated with the Investment Advisor and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the composition or calculation of the Reference Asset. The Investment Advisor is not involved in the Securities offering in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might negatively affect the market value of, and the amount payable on, your Securities.
The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased
The price at which the Securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the price of the Reference Asset over the full term of the Security, (ii) volatility of the price of the Reference Asset and the market's perception of future volatility of the price of the Reference Asset, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the securities included in the Reference Asset and (vi) time remaining to maturity. In particular, because the provisions of the Security relating to the Redemption Amount at Maturity and the Call Premium behave like options, the value of the Security will vary in ways which are non-linear and may not be intuitive.
Depending on the actual or anticipated price of the Reference Asset and other relevant factors, the market value of the Securities may decrease and you may receive substantially less than 100.00% of the Original Offering Price if you sell your Securities prior to maturity. We anticipate that the value of the Securities will always be at a discount to the Principal Amount plus the relevant Call Premium.
The Securities Lack Liquidity
The Securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the Securities. Scotia Capital (USA) Inc. may, but is not obligated to, make a market in the Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Scotia Capital (USA) Inc. is willing to purchase the Securities from you. If at any time Scotia Capital (USA) Inc. was not to make a market in the Securities, it is likely that there would be no secondary market for the Securities. Accordingly, you should be willing to hold your Securities to maturity.
Hedging Activities by the Bank and/or the Underwriters May Negatively Impact Investors in the Securities and Cause Our Respective Interests and Those of Our Clients and Counterparties to Be Contrary to Those of Investors in the Securities
The Bank or one or more of our respective affiliates and/or the Underwriters has hedged or expects to hedge the obligations under the Securities by purchasing futures and/or other instruments linked to the Reference Asset. The Bank or one or more of our respective affiliates and/or the Underwriters also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the Reference Asset or one or more of the Reference Asset Constituent Stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before a Call Date (including the Final Calculation Day).
The Bank or one or more of our respective affiliates and/or the Underwriters may also enter into, adjust and unwind hedging transactions relating to other basket- or equity-linked securities whose returns are linked to changes in the price of the Reference Asset or the Reference Asset Constituent Stocks. Any of these hedging activities may adversely affect the price of the Reference Asset—directly or indirectly by affecting the price of the Reference Asset Constituent Stocks—and therefore the market value of the Securities and the amount you will receive, if any, on the Securities. In addition, you should expect that these transactions will cause the Bank, our respective affiliates and/or the Underwriters, or our respective clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the Securities. The Bank, our respective affiliates and/or the Underwriters will have no obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Securities, and may receive substantial returns with respect to these hedging activities while the value of the Securities may decline.
Market Activities by the Bank or the Underwriters for Their Own Respective Accounts or for Their Respective Clients Could Negatively Impact Investors in the Securities
The Bank, the Underwriters and their respective affiliates provide a wide range of financial services to a substantial and diversified client base. As such, each of the Bank, the Underwriters and their respective affiliates may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we and/or our affiliates and the Underwriters and/or their respective affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the Securities or other securities that we have issued), the Reference Asset Constituent Stocks, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our own accounts or for the accounts of our customers, and we and the Underwriters will have other direct or indirect interests in those securities and in other markets that may not be consistent with your interests and may adversely affect the price of the Reference Asset and/or the value of the Securities. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the price of the Reference Asset and the market for your Securities, and you should expect that our interests and those of our affiliates and those of the Underwriters and/or of their respective affiliates, or our or their clients or counterparties, will at times be adverse to those of investors in the Securities.

The Bank, the Underwriters and their respective affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the Securities or other securities that we may issue, the Reference Asset Constituent Stocks or other securities or instruments similar to or linked to the foregoing. Investors in the Securities should expect that the Bank, the Underwriters and their respective affiliates will offer securities, financial instruments, and other products that may compete with the Securities for liquidity or otherwise.
In addition, our and their affiliates or any dealer participating in the offering of the Securities or its affiliates may, at present or in the future, publish research reports on the Reference Asset or the Reference Asset Constituent Stocks. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research reports on the Reference Asset or the Reference Asset Constituent Stocks could adversely affect the price of the Reference Asset and, therefore, adversely affect the value of and your return on the Securities. You are encouraged to derive information concerning the Reference Asset from multiple sources and should not rely on the views expressed by us, the Underwriters or our or their affiliates or any participating dealer or its affiliates.
The Bank, the Underwriters and Their Respective Affiliates Regularly Provide Services to, or Otherwise Have Business Relationships with, a Broad Client Base, Which Has Included and May Include the Investment Advisor and/or Reference Asset Constituent Stock Issuers
The Bank, the Underwriters and their respective affiliates regularly provide financial advisory, investment advisory and transactional services to a substantial and diversified client base. You should assume that the Bank or the Underwriters will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the Investment Advisor and/or Reference Asset Constituent Stock Issuers or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. You should expect that the Bank, the Underwriters and their respective affiliates, in providing these services, engaging in such transactions, or acting for their own accounts, may take actions that have direct or indirect effects on the Securities or other securities that the Bank may issue, the Reference Asset Constituent Stocks or other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the Securities. In addition, in connection with these activities, certain personnel within the Bank or the Underwriters and their respective affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the Securities.
Other Investors in the Securities May Not Have the Same Interests as You
The interests of other investors may, in some circumstances, be adverse to your interests. Other investors may make requests or recommendations to us regarding the establishment of transactions on terms that are adverse to your interests, and investors in the Securities are not required to take into account the interests of any other investor in exercising remedies, voting or other rights in their capacity as noteholders. Further, other investors may enter into market transactions with respect to the Securities, assets that are the same or similar to the Securities, assets referenced by the Securities (such as stocks or stock indices) or other similar assets or securities which may adversely impact the market for or value of your Securities. For example, an investor could take a short position (directly or indirectly through derivative transactions) in respect of securities similar to your Securities or in respect of the Reference Asset.
The Calculation Agent Can Postpone any Call Date (including the Final Calculation Day) for the Securities if a Market Disruption Event with Respect to the Reference Asset Occurs
If the Calculation Agent determines, in its sole discretion, that, on a day that would otherwise be a Call Date, a market disruption event with respect to the Reference Asset has occurred or is continuing for the Reference Asset, such Call Date will be postponed until the first following Trading Day on which no market disruption event occurs or is continuing, although such Call Date will not be postponed by more than eight scheduled Trading Days. Moreover, if such Call Date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the Call Date or the Final Calculation Day, as applicable, and the Calculation Agent will determine the applicable Fund Closing Price or Ending Price that must be used to determine whether the Securities are subject to an automatic call or the Redemption Amount at Maturity, as applicable. See “Summary—Market Disruption Events” and “—Postponement of a Calculation Day” in this pricing supplement.

Anti-dilution Adjustments Relating To The Shares Of The Reference Asset Do Not Address Every Event That Could Affect Such Shares
An adjustment factor, as described herein, will be used to determine the Fund Closing Price of the Reference Asset. The Adjustment Factor will be adjusted by the Calculation Agent for certain events affecting the shares of the Reference Asset. However, the Calculation Agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the Calculation Agent to adjust the Adjustment Factor, the value of the Securities may be adversely affected.
There Is No Affiliation Between Any Reference Asset Constituent Stock Issuers or the Investment Advisor and Us and We Are Not Responsible for Any Disclosure by Any of the Other Reference Asset Constituent Stock Issuers or the Investment Advisor
The Bank, the Underwriters and their respective affiliates may currently, or from time to time in the future, engage in business with the Reference Asset Constituent Stock Issuers. The Bank, the Underwriters and their respective affiliates are not affiliated with any of the companies included in the Reference Asset. None of us, the Underwriters or our or their affiliates assumes any responsibility for the accuracy or the completeness of any information about the Reference Asset or any of the Reference Asset Constituent Stocks. Before investing in the Securities you should make your own investigation into the Reference Asset and the Reference Asset Constituent Stock Issuers. See the section below entitled "Information Regarding the Reference Asset" in this pricing supplement for additional information about the Reference Asset.
A Participating Dealer or its Affiliates May Realize Hedging Profits Projected by its Proprietary Pricing Models in Addition to any Selling Concession, Creating a Further Incentive for the Participating Dealer to Sell the Securities to You
If any dealer participating in the distribution of the Securities (referred to as a "participating dealer") or any of its affiliates conducts hedging activities for us in connection with the Securities, that participating dealer or its affiliate will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession for the sale of the Securities to you, this projected profit will be in addition to the concession, creating a further incentive for the participating dealer to sell the Securities to you.
Uncertain Tax Treatment
Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your tax situation. See "Canadian Income Tax Consequences" and "U.S. Federal Income Tax Consequences" in this pricing supplement.

INFORMATION REGARDING THE REFERENCE ASSET

VanEck Vectors® Oil Services ETF
The following is a summary description of the VanEck Vectors® Oil Services ETF (referred to in this section as the “Fund”) based on information obtained from the website of the Investment Advisor. All information regarding the Fund contained herein, including its make-up, method of calculation and changes in its components, has been derived from publicly available sources and its accuracy cannot be guaranteed. That information reflects the policies of, and is subject to change by, the Investment Advisor. Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement, the accompanying prospectus, the prospectus supplement, or product prospectus supplement.
General Description
We have derived all information contained herein regarding the Fund from publicly available information. Such information reflects the policies of, and is subject to changes by the VanEck Vectors ETF Trust (the “Trust”) and Van Eck Associates Corporation (“Van Eck” or the “Investment Advisor” of the Fund). We have not undertaken an independent review or due diligence of any publicly available information regarding the Fund.
The Fund seeks to provide investment results that, before expenses, correspond generally to the total return performance of publicly traded equity securities of companies in the Target Index. For more information on the Target Index, see “MVIS® US Listed Oil Services 25 Index” below.
In seeking to track the performance of the Target Index, the Fund employs a replication strategy, which means that the Fund seeks to replicate the performance of the Target Index by investing in a portfolio of securities that generally replicates the Target Index.
The Target Index, calculated by Solactive AG, is a modified market capitalization-weighted index consisting of common stocks and American and global depositary receipts of U.S.-listed publicly traded companies involved primarily in oil services to the upstream oil sector, which includes companies engaged primarily in oil equipment, oil services or oil drilling. The Fund is passively managed and normally invests at least 80% of its total assets, but may not hold each Target Index component in the same weighting as the Target Index. The Fund is classified as a “non-diversified” investment company under the Investment Company Act of 1940, as amended.
As of December 31, 2019 the net expense ratio of the Fund is expected to accrue at an annual rate of 0.35% of the Fund’s average daily net asset value. Expenses of the Fund reduce the net value of the assets held by the Fund and, therefore, reduce the value of the shares of the Fund.
As of December 31, 2019 the Fund’s five largest company holdings include: Schlumberger N.V. (Schlumberger Limited) (19.40%), Halliburton Company (9.70%), Baker Hughes, a GE company (5.24%), TechnipFMC plc (5.14%) and Transocean Ltd. (5.08%).
Information filed by the Trust with the SEC can be found by reference to its SEC file numbers: 333-123257 and 811-10325.
In addition, information about the Fund may be obtained from other sources, including, but not limited to, the fund sponsor’s website.  We are not incorporating by reference into this pricing supplement the website or any material it includes.  Neither we nor any Underwriter makes any representation that such publicly available information regarding the Fund is accurate or complete.
MVIS® US Listed Oil Services 25 Index
We obtained all information contained in this pricing supplement regarding the Target Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MV Index Solutions GmbH (“MVIS” or the “Index Administrator”), the sponsor of the Target Index. The Index Administrator has no obligation to continue to publish, and may discontinue publication of, the Target Index at any time. Neither we nor any Underwriter has independently verified the accuracy or completeness of any information with respect to the Target Index in connection with the offer and sale of the Securities.

Index Universe
The Target Index includes common stocks, American depositary receipts and global depositary receipts (collectively, “stocks”) of selected companies that are involved in oil services and that are listed for trading on a major stock market that is accessible by foreign investors and that provide real-time and historical component and currency pricing. Limited partnerships are excluded. Companies from financial markets that are not freely investable for foreign investors or that do not provide real-time and historical component and currency pricing may still be eligible if they have a listing on an eligible exchange and if they meet all the size and liquidity requirements. Only stocks that have a full market capitalization exceeding $50 million are eligible for inclusion in the Target Index.
Investable Index Universe
Only companies with a free-float (or shares available to foreign investors) of 5% or more for existing index components or 10% or more for new components are eligible for inclusion. In addition, stocks that are currently not in the Target Index must meet the following size and liquidity requirements: (i) full market capitalization exceeding $150 million; (ii) a 3-month average daily trading volume of at least $1 million at the current review and also at the previous two reviews; and (iii) at least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.
Once a company is included in the Target Index, the following applies: (i) a full market capitalization exceeding $75 million; (ii) a 3-month average-daily-trading volume of at least $200,000 in at least two of the latest three quarters (current review and also at the previous two reviews); and (iii) either (a) a 3-month average daily trading volume of at least $600,000 at the current review or at one of the previous two reviews or (b) at least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.
In case the number of investable stocks drops below the minimum component number for the Target Index, additional companies are flagged as eligible by the Index Administrator’s decision until the number of eligible stocks equals the minimum component count.
Only one share line of each company is eligible. In case more than one share line fulfills the above size and liquidity rules, only the largest share line by free-float market capitalization is eligible. The Index Administrator can, in exceptional cases (e.g. significantly higher liquidity), decide for a different share line. In case the free-float market capitalization of a non-component share line exceeds the free-float market capitalization of a share line of the same company which is an index component by at least 25% and fulfils all size and liquidity eligibility criteria for non-components, the current component share line will be replaced by the larger one. The Index Administrator can, in exceptional cases (e.g. significantly higher liquidity), decide to keep the current share line instead.
Index Component Selection
The index components of the Target Index are reviewed on a semi-annual basis in March and September. The target coverage of the Target Index is 25 companies from the investable universe. The Index Administrator selects index components using the following review procedure:
(1)	The largest 50 stocks (by full market capitalization) from the investable universe qualify.
(2)
The 50 stocks are ranked in two different ways - by free-float market capitalization in descending order (the largest company receives rank “1”) and then by 3-month average daily trading volume in descending order (the most liquid company receives rank “1”). These two ranks are then added up.

(3)
The 50 stocks are then ranked by their sum of the two ranks from the previous bullet in ascending order. If two companies have the same sum of ranks, then the larger company is placed above the other. Initially, the highest ranked 25 companies made up the Target Index. On an on-going basis, a 10-40 buffer is applied: the highest ranked 10 companies qualify and the remaining 15 companies are selected from the highest ranked remaining current index components ranked between 11 and 40. If the number of selected companies is still below 25, then the highest ranked remaining stocks are selected until 25 companies are selected.

For all corporate events that result in a stock deletion from the Target Index, the deleted stock will be replaced with the highest ranked non-component on the most recent selection list immediately only if the number of components in the Target Index would drop below 20. The replacement stock will be added at the same weight as the deleted stock. Only in case the number of components drops below its minimum due to a merger of two or more index components, the replacement stock will be added with its free-float market capitalisation, weighted with the capping factor of the uncapped components in the small-weight group of the weighting scheme. In all other cases, i.e. there is no replacement, the additional weight resulting from the deletion will be redistributed proportionally across all other index constituents.
The Target Index is calculated weekdays between 1:00pm and 10:40pm (CET) and the index values are disseminated to data vendors every 15 seconds on days when the US equity market is open for trading. The Target Index is disseminated in USD.
Review Schedule
The reviews for the Target Index are based on the closing data from the last business day in February and August, as applicable (or, if a company does not trade on the last business day of February or August, the last available price will be used).
The underlying index data (e.g., new number of shares, new free-float factors and new weighting cap factors) is announced on the second Friday in March or September. The weighting cap factors are based on closing data of the Wednesday prior to the second Friday in March or September. Changes to the Target Index are implemented and based on the closing prices of the third Friday in March or September. If the third Friday is not a business day, then the review will take place on the last business day before the third Friday. If a constituent of the Target Index does not trade on the third Friday in March or September, then the last available price for that index constituent will be used. Changes become effective on the next business day.
For purposes of this section “– MVIS® US Listed Oil Services 25 Index”, the term “business day” means any day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in Frankfurt.
Ongoing Maintenance
In addition to the periodic reviews, the Target Index is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the Target Index components.
Replacements. For all corporate events that result in a stock deletion from the Target Index, the deleted stock will be replaced with the highest ranked non-component on the most recent replacement list. The replacement stock will be added at the same weight as the deleted stock. Only in case of a merger of two or more index components, the replacement stock will be added with its free-float market capitalization, weighted with the capping factor of the uncapped components in the small-weight group of the weighting scheme.
Changes to Free-Float Factor and Number of Shares. Changes to the number of shares or the free-float factors due to corporate actions like stock dividends, splits, rights issues, etc. are implemented immediately and will be effective the next trading day (i.e., the ex-date). Simple share/float changes are implemented after a 3-day notice period.
Initial Public Offerings (IPOs) and Spin-Offs. An IPO stock is eligible for fast-track addition to the index universe for the Target Index once, either at the next semi-annual review if it has been trading since at least the last trading day of the month prior to the review snapshot dates (i.e., the last trading day in February or August) or else at the then-following semi-annual review. In order to be added to the Target Index the IPO stock has to meet the size and liquidity requirements:

•	the IPO must have a full market capitalization exceeding $150 million;

•	the IPO must have a free-float factor of at least 10%;

•	the IPO must have an average-daily-trading volume of at least $1 million; and

•	the IPO must have traded at least 250,000 shares per month (or per 22 days).

This rule is applicable for newly spun-off companies as well

Changes due to Mergers & Takeovers. A merger or takeover is deemed successful if it has been declared wholly unconditional and has received approval of all regulatory agencies with jurisdiction over the transaction. The result of a merger or takeover is typically one surviving stock and one or more non-surviving stocks that may not necessarily be de-listed from the respective trading system(s).
•
If a Target Index component merges with or takes over another Target Index component: The surviving stock remains in the Target Index and the other stock is deleted immediately from the Target Index. Its shares and float are adjusted according to the terms of the merger/takeover. The index market capitalization of the merged company corresponds to the market capitalization of the two separate companies.

•
If a Target Index component merges with or takes over a non- Target Index component: If the surviving stock meets the Target Index requirements, then it remains in the Target Index and its shares (if the share change is greater than 10%) and float are adjusted according to the terms of the merger/takeover. If the surviving stock does not meet the Target Index requirements, then it is deleted immediately from the Target Index

•
If a non- Target Index component merges with or takes over a Target Index component: If the surviving stock meets the Target Index requirements, then it will be added to the Target Index (shares (if the share change is greater than 10%) and float adjusted according to the terms of the merger/takeover) and will replace the current Target Index component. If the surviving stock does not meet the Target Index requirements, then it will not be added to the Target Index and the current Target Index component is deleted immediately from the Target Index.

Changes due to Spin-Offs. Each spin-off stock is immediately added to the Target Index for at least two trading days. If a spin-off company does not qualify for the Target Index, it will be deleted based on its closing price. Shares and floats of the surviving companies are adjusted according to the terms of the spin-off.
Additions due to Replacements. In case the number of Target Index components drops below the minimum component number and no non-component stock is eligible as a replacement, the determination of the addition is subject to MVIS’s decision.
Index Calculation
The Target Index is calculated using the Laspeyres’ formula, rounded to two decimal places, with stock prices converted to U.S. dollars:
Where (for all stocks (i) in the Target Index):
pi = stock price (rounded to four decimal places);
qi = number of shares;
ffi = free float factor (rounded to two decimal places);
fxi = exchange rate (local currency to US dollar)(rounded to twelve decimal places);
cfi = sector-weighting cap factor (if applicable, otherwise set to 1)(rounded to sixteen decimal places);
M = free-float market capitalization of the Target Index; and
D = divisor (rounded to six decimal places).

Free-Float. The Target ndex is free-float adjusted — that is, the number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the index calculation. At times, other adjustments are made to the share count to reflect foreign ownership limits. These are combined with the block-ownership adjustments into a single factor. To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result. Free-float factors are reviewed quarterly.
Company-Weighting Cap Factors. Companies in the Target Index are weighted according to their free-float market capitalization, as modified by the company-weighting cap factors. The Target Index uses the company-weighting cap factors to ensure diversification to avoid overweighting. The company-weighting cap factors are reviewed quarterly and applied, if necessary. The following weighting scheme applies to the Target Index:
(1) All Target Index components are weighted by their free-float market capitalization.
(2) All companies exceeding 4.5% but at least the largest five companies are grouped together (so called “Large-Weights”) and all other companies are grouped together as well (so called “Small-Weights“).
(3) The aggregated weighting of the Large-Weights is capped at 50%:
(a) Large-Weights: If the aggregated weighting of all companies in Large-Weight exceeds 50%, then a capping factor is calculated to bring the weighting down to 50%; at the same time, a second capping factor for the Small-Weights is calculated to increase the aggregated weight to 50%. These two factors are then applied to all companies in the Large-Weights or the Small-Weights respectively.
(b) Large-Weights: The maximum weight for any single stock is 20% and the minimum weighting is 5%. If a stock is above the maximum or below the minimum weight, then the weight will be reduced to the maximum weight or increased to the minimum weight and the excess weight will be re-distributed proportionally across all other remaining Target Index constituents in the Large-Weights.
(c) Small-Weights: The maximum weight for any single stock is 4.5%. If a stock is above the maximum weight, then the weight will be reduced to the maximum weight and the excess weight will be re-distributed proportionally across all other remaining Target Index constituents in the Small-Weights.
Divisor Adjustments. Index maintenance (e.g. reflecting changes in shares outstanding, capital actions, addition or deletion of stocks to the Target Index) should not change the level of the Target Index. This is accomplished with an adjustment to the divisor. Any change to the stocks in the Target Index that alters the total market value of the Target Index while holding stock prices constant will require a divisor adjustment.
where ΔMC is the difference between closing market capitalization and adjusted closing market capitalization of the Target Index.
Data Correction. Incorrect or missing input data will be corrected immediately.
Corporate Action Related Adjustments. Corporate actions range widely from routine share issuances or buy backs to unusual events like spin-offs or mergers. These are listed on the table below with notes about the necessary changes and whether the divisor will be adjusted. Implementation takes place on the ex-date.
Corporate Action:	Divisor Change?
Special cash dividend	Yes
Split Shareholders receive ‘B’ new shares for every ‘A’ share held	No

Rights Offering Shareholders receive ‘B’ new shares for every ‘A’ share held. If the subscription-price is either not available or not smaller than the closing price, no adjustment will be made.	Yes
Stock dividend Shareholders receive “B” new shares for every “A” share held.	No
Stock dividend from treasury Stock dividends from treasury are adjusted as ordinary cash dividends. Shareholders receive ‘B’ new shares for every ‘A’ share held.	Yes
Stock dividend of a different company security Shareholders receive ‘B’ shares of a different company for every ‘A’ share held	Yes
Spin-offs Shareholders receive ‘B’ new shares for every ‘A’ share held.	Yes
Addition/Deletion of a company Net change in market value determines the divisor adjustment	Yes
Changes in shares outstanding

Any secondary issuance, share repurchase, buy back, tender offer, Dutch auction, exchange offer, bought deal equity offering or prospectus offering will be updated at the quarterly review if the change is smaller than 10%. Changes larger than 10% will be pre-announced (3 trading days notice) and implemented on a best efforts basis. If necessary and information is available, resulting float changes will be taken into consideration. Share changes will not be implemented in the week between review announcement and implementation.
Yes
Changes due to a merger/takeover/spin-off Net change in free-float market value determines the divisor adjustment. In case of no change, the divisor change is 0.	Yes

With corporate actions where cash dividends or other corporate assets are distributed to shareholders, the price of the stock will drop on the ex-dividend day (the first day when a new shareholder is eligible to receive the distribution.) The effect of the divisor adjustment is to prevent this price drop from causing a corresponding drop in the Target Index.
Corporate actions are announced at least four days prior to implementation.

Historical Information
The graph below illustrates the performance of the Reference Asset from January 1, 2015 through February 28, 2020. The dotted line represents the Threshold Price of $7.633, which is equal to 85.00% of $8.98, which was the Closing Price of the Reference Asset on February 28, 2020. Past performance of the Reference Asset is not indicative of the future performance of the Reference Asset.

50
45
40
35
30
25
20
15
10
5
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

We obtained the information regarding the historical performance of the Reference Asset in the graph above from Bloomberg.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the Reference Asset should not be taken as an indication of its future performance, and no assurance can be given as to the Fund Closing Price of the Reference Asset on any Call Date or the Ending Price. We cannot give you assurance that the performance of the Reference Asset will result in any positive return on your initial investment.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Pursuant to the terms of a distribution agreement, Scotia Capital (USA) Inc., an affiliate of the Bank, has agreed to purchase the Securities from the Bank for distribution to other registered broker-dealers.
Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate Principal Amount of the Securities and as part of the distribution, has agreed to sell the Securities to WFS at a discount of $31.50 (3.15%) per $1,000 Principal Amount of the Securities. WFS will provide selected dealers, which may include WFA, with a selling concession of $17.50 (1.75%) per $1,000 Principal Amount of the Securities, and WFA will receive a distribution expense fee of $0.75 (0.075%) per $1,000 Principal Amount of the Securities for Securities sold by WFA.
In addition, Scotia Capital (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Securities. While the Underwriters may make markets in the Securities, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. See the sections titled "Supplemental Plan of Distribution" in the accompanying prospectus supplement and product prospectus supplement.
The price at which you purchase the Securities includes costs that the Bank, the Underwriters or their affiliates expect to incur and profits that the Bank, the Underwriters or their affiliates expect to realize in connection with hedging activities related to the Securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the Securities. As a result, you may experience an immediate and substantial decline in the market value of your Securities on the Original Issue Date.
Conflicts of Interest
Each of Scotia Capital (USA) Inc. and Scotia Capital Inc. is an affiliate of the Bank and, as such, has a ''conflict of interest'' in this offering within the meaning of FINRA Rule 5121. In addition, the Bank will receive the gross proceeds from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither Scotia Capital (USA) Inc. nor Scotia Capital Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Bank, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Bank. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

THE BANK'S ESTIMATED VALUE OF THE SECURITIES

The Bank's estimated value of the Securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the Securities. The Bank's estimated value does not represent a minimum price at which the Bank would be willing to buy your Securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see "Additional Risk Factors—The Bank's Estimated Value Is Not Determined by Reference to Credit Spreads for Our Conventional Fixed-Rate Debt." The value of the derivative or derivatives underlying the economic terms of the Securities is derived from the Bank's internal pricing model. This model is dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank's estimated value of the Securities was determined when the terms of the Securities were set based on market conditions and other relevant factors and assumptions existing at that time. See "Additional Risk Factors—The Bank's Estimated Value Does Not Represent Future Values of the Securities and May Differ from Others' Estimates."
The Bank's estimated value of the Securities is lower than the Original Offering Price of the Securities because costs associated with selling, structuring and hedging the Securities are included in the Original Offering Price of the Securities. These costs include the selling commissions paid to the Underwriters and other affiliated or unaffiliated dealers, the projected profits that we or our hedge provider expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your Securities. We pay to such hedge provider amounts based on, but at a discount to, what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, such hedge provider pays to us the amount we owe under the Securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Securities. See "Additional Risk Factors—The Bank's Estimated Value of the Securities Is Lower Than the Original Offering Price of the Securities" in this pricing supplement.

ADDITIONAL INFORMATION ABOUT THE SECURITIES

Please read this information in conjunction with the summary terms on the front cover of this document. Notwithstanding anything to the contrary in the accompanying product prospectus supplement for this Security, the amount you will receive at maturity will be the Redemption Amount at Maturity, defined and calculated as provided in this pricing supplement.
Additional Information About the Terminology Used in this Pricing Supplement
This pricing supplement uses certain terminology that differs from that used in the accompanying product prospectus supplement. For the avoidance of doubt, the provisions in this pricing supplement regarding any payment on the Securities (whether upon automatic call or at maturity) will control. Please read this pricing supplement and the accompanying prospectus, prospectus supplement, and product prospectus supplement with the following mapping in mind.
"Security"	The accompanying product prospectus supplement refers to a Security as a "note"

"Original Offering Price"	The accompanying product prospectus supplement refers to the Original Offering Price as the "original issue price"

"Final Calculation Day"	The accompanying product prospectus supplement refers to a Final Calculation Day as a "valuation date"

"Call Date"	The accompanying product prospectus supplement refers to a Call Date as a "valuation date"

"Starting Price"	The accompanying product prospectus supplement refers to the Starting Price as the "Initial Price "

"Ending Price"	The accompanying product prospectus supplement refers to the Ending Price as the "Final Price"

"Redemption Amount at Maturity"	The accompanying product prospectus supplement refers to the Redemption Amount at Maturity as the "payment at maturity"

"Threshold Price"	The accompanying product prospectus supplement refers to the Threshold Price as the "Buffer Level"

"Threshold Percentage"	The accompanying product prospectus supplement refers to the Threshold Percentage the a "Buffer Percentage"

CANADIAN INCOME TAX CONSEQUENCES

An investor should read carefully the description of principal Canadian federal income tax considerations under “Canadian Taxation” in the accompanying prospectus relevant to a holder (as defined on page 20 of the accompanying prospectus) owning debt securities, and the description of principal Canadian federal income tax considerations under “Supplemental Discussion of Canadian Federal Income Tax Consequences” in the accompanying product prospectus supplement.”
U.S. FEDERAL INCOME TAX CONSEQUENCES

The U.S. federal income tax consequences of your investment in the Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion under “Material U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement and discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Except as provided above under “Canadian Income Tax Consequences”, tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. Pursuant to the terms of the Securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Securities as prepaid derivative contracts with respect to the Reference Asset. If your Securities are so treated, you should generally recognize gain or loss upon the taxable disposition of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Subject to the discussion below regarding Section 1260 of the Code, such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if you have held your Securities for one year or less). However, it is possible that the IRS could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity or automatic call of your Securities is determined, even though you will not receive any amounts from the issuer in respect of your Securities prior to the maturity or automatic call of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity or automatic call of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity or automatic call of your Securities at a time that is more than one year after the beginning of your holding period. The deductibility of capital losses is subject to limitations.
Section 1260. Because the Reference Asset would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the Securities could be treated as a constructive ownership transaction under Section 1260 of the Code. If the Securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your Securities could be recharacterized as ordinary income, and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). We urge you to consult your tax advisor concerning the possible implications of Section 1260 of the Code and to read the discussion concerning the possible treatment of the Securities as a constructive ownership transaction in the accompanying product supplement.
Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether a holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain with respect to the Securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.
Non-U.S. Holders. If you are a non-U.S. holder, subject to Section 871(m) of the Code and FATCA, discussed below, you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, as discussed below, gain from the taxable disposition of the Securities generally will not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, (iii) you fail to provide the relevant correct, completed and executed IRS Form W-8 or (iv) you have certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether the Reference Asset would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of the Security to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the Securities as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.

Based on our determination that the Securities are not “delta-one” with respect to the Reference Asset, our counsel is of the opinion that the Securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the Securities. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after issuance, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Reference Asset or your Securities, and following such occurrence your Securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if a non-U.S. holder enters, or has entered, into certain other transactions in respect of the Reference Asset or the Securities. A non-U.S. holder that enters, or has entered, into other transactions in respect of the Reference Asset or the Securities should consult its tax advisor regarding the application of Section 871(m) of the Code to its Securities in the context of its other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, non-U.S. holders are urged to consult their tax advisors regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.
FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities.
Furthermore, in 2013 the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your Securities.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the Bank).

VALIDITY OF THE SECURITIES

In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the Bank, when the Securities offered by this pricing supplement have been executed and issued by the Bank and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Securities will be valid and binding obligations of the Bank, enforceable against the Bank in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for the Bank, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Securities, authentication of the Securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated November 30, 2018 filed with the Securities and Exchange Commission as Exhibit 5.3 to the Registration Statement on Form F-3 on November 30, 2018.
In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the Securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the Securities have been duly executed, authenticated and issued in accordance with the Indenture, the Securities will be validly issued and, to the extent validity of the Securities is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated November 30, 2018, which has been filed as Exhibit 5.2 to the Bank’s Form F-3 filed with the SEC on November 30, 2018.